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EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form SB-2, of our report dated March 31, 2006, except for the effects of the restatement discussed in Notes 1 and 19, as to which the date is April 16, 2007 relating to the financial statements of One Voice Technologies, Inc. as of December 31, 2005, which are included in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/S/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP


San Diego, California
July 27, 2007